Exhibit 99.2

Nortel Networks Limited
8200 Dixie Road, Suite 100
Brampton, Ontario, Canada L6T 5P6

May 28, 2004

Export Development Canada
151 O’Connor Street
Ottawa, Ontario
Canada K1A 1K3
Attention: David Guy

Ladies and Gentlemen:

     We refer to the Master Facility Agreement dated February 14, 2003, by and between Nortel Networks Limited (the “Company”) and Export Development Canada (“EDC”), as amended by that certain Amending Agreement No. 1 To Master Facility Agreement dated as of July 10, 2003, by and between the Company and EDC, and as further amended by that certain letter agreement dated as of March 29, 2004 (the “March 29 Letter”), by and between the Company and EDC (the Master Facility Agreement, as so amended, is referred to hereinafter as the “EDC Agreement”). Capitalized terms used but not defined herein are used with the meanings given to those terms in the EDC Agreement and the Master Indemnity Agreement.

     We also refer to (i) the Indenture dated as of November 30, 1988 (the “1988 Indenture”) between the Company and The Bank of New York as successor trustee to The Toronto-Dominion Bank Trust Company; (ii) the Indenture dated as of February 15, 1996 (the “1996 Indenture”) among the Company, Nortel Networks Capital Corporation (“NNCC”) and The Bank of New York as trustee; (iii) the Indenture dated as of December 15, 2000 (the “2000 Indenture”) among the Company, NNCC and Deutsche Bank Trust Company Americas as successor trustee to Citibank, N.A.; and (iv) the Indenture dated as of August 15, 2001 among Nortel Networks Corporation (“NNC” and together with the Company, “Nortel Networks”), the Company as guarantor and Deutsche Bank Trust Company Americas (formerly known as The Bankers Trust Company) as trustee (the “2001 Indenture” and, together with the 1988 Indenture, the 1996 Indenture and the 2000 Indenture, the “Nortel Indentures”).

     We have advised you that (i) the Company and NNC would not file their Annual Reports on Form 10-K for the year ended December 31, 2003 (the “Annual Report”) with the United States Securities and Exchange Commission (the “SEC”) by March 15, 2004, the date by which such filing was required, and with the trustees

Export Development Canada
May 28, 2004

under the Nortel Indentures by the dates required therein, (ii) the Company and NNC did not file their Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (the “First Quarter Report”), with the SEC by May 10, 2004, the date by which such filing is required, and do not expect to file their First Quarter Report with EDC by May 30, 2004, being the date required in the EDC Agreement (such failures to timely file and deliver the Annual Report and such failure to timely file and anticipated delay in delivery of the First Quarter Report, the “Delayed Filings”); and (iii) the Company believes it is likely that it will need to restate its previously filed financial results for one or more prior periods (the “Restatements” and together with the Delayed Filings, the “Events”) as a result of the work done to date by the independent review undertaken by the Nortel Networks Audit Committee.

     The Delayed Filings would have resulted in the occurrence of an Event of Default and a Specified Event of Default under the EDC Agreement pursuant to the “cross-default” provision contained in Section 6.1(f)(ii), absent the waiver contained in the March 29 Letter, and may result in the occurrence of an Event of Default under the provisions of Section 6.1(d) due to failure or potential failure to comply with certain information covenants contained in the EDC Agreement. Section 6.1(f)(ii) of the EDC Agreement defines Event of Default and Specified Event of Default to include the occurrence of any event that enables the holders of any Material Debt (which is defined to include each series of the Company’s outstanding debt securities) to declare such Material Debt due and payable prior to its scheduled maturity (with or without the giving of notice, the lapse of time or both).

     Section 6.1(d) of the EDC Agreement defines an Event of Default to include the failure to observe or perform any covenant or agreement contained in any Facility Document, including a failure to deliver the Annual Report and the First Quarter Report when required by Sections 5.1(a) and (b), respectively, of the EDC Agreement, and a failure to deliver the officer’s certificates required by Section 5.1(c) of the EDC Agreement, if any such failure continues for thirty days after notice thereof is provided by EDC to the Company. In addition, as a result of the circumstances giving rise to the Restatements, (x) the Company may be in violation of Section 5.7 of the EDC Agreement and (y) the representations and warranties contained in Sections 4.1(d)(i) of the EDC Agreement may have been incorrect when made or when deemed made.

     The Company requests that EDC waive the occurrence of any Event of Default or Specified Event of Default resulting from (i) the Delayed Filings to the extent that such Event of Default or Specified Event of Default arises under Sections 5.1(a), 5.1(b), 6.1(d), or 6.1(f)(ii) of the EDC Agreement; (ii) the failure to deliver an officer’s certificate when required under Section 5.1(c) of the EDC Agreement to the extent that the EDC Agreement requires such delivery at the time of delivery of the Annual Report or the First Quarter Report, and (iii) the Events to the extent that such Event of Default or Specified Event of Default arises under Sections 4.1(d)(i) or 5.7 of the EDC Agreement.

Export Development Canada
May 28, 2004

     The waivers contained herein will terminate on the Termination Date. The “Termination Date” means the earliest to occur of (A) the date on which Nortel Networks has filed both the Annual Report and the First Quarter Report with the SEC; (B) August 30, 2004; (C) at the election of EDC and on written notice to the Company given no less than one and no more than three Domestic Business Days in advance, July 30, 2004; or (D) for greater certainty, but without in any way extending the limited waiver contained herein, the date on which any Material Debt becomes due before its stated maturity.

     The Company hereby represents and warrants to EDC that as of the date hereof no Default, Event of Default, or Specified Event of Default, other than those specifically waived herein, has occurred and is continuing under the EDC Agreement.

     In consideration of the waivers by EDC herein, the Company hereby (i) waives any notice requirement under Section 6.1 (d) of the EDC Agreement with respect to any Event of Default that would otherwise result from the Events but that is waived herein, (ii) agrees that the proviso to the last sentence of Section 5.7 of the EDC Agreement shall not apply as long as the waivers contained herein are in effect, and (iii) agrees that, notwithstanding the provisions of Section 2.1(a) of the EDC Agreement, from and after the date hereof and until such time as the waivers contained herein have terminated and no Default or Event of Default exists under the EDC Agreement, any Support (including without limitation any Support under the Small Bonds Facility) provided by EDC under the EDC Agreement and under any EDC Support Agreement shall be provided on an uncommitted basis and at the sole discretion of EDC, subject to such conditions precedent as EDC may require, including without limitation those applicable to the Receivables Bonding Facility and the General Support Facility. The Company acknowledges that contemporaneously herewith EDC is notifying each Beneficiary under each EDC Support Agreement of the modifications to its provision of Support contained herein.

     The EDC Agreement (as amended herein) and the Master Indemnity Agreement are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of EDC under the EDC Agreement or the Master Indemnity Agreement, nor does it or shall it constitute a waiver of any provision of the EDC Agreement or the Master Indemnity Agreement or of any Event of Default or Specified Event of Default (including without limitation any Event of Default or Specified Event of Default arising from or related to the Restatements) other than those expressly provided herein.

     This letter agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

Export Development Canada
May 28, 2004

     Please indicate your agreement with the foregoing (including the waivers) by having the enclosed duplicate copy of this letter agreement executed in the space provided below by duly authorized representatives of EDC and returned to us.

NORTEL NETWORKS LIMITED

By:	/s/ G.A. Davies

Name:	Gordon A. Davies
Title:	Assistant Secretary

By:	/s/ K.B. Stevenson

Name:	Katharine B. Stevenson
Title:	Treasurer

Confirmed and Agreed:

EXPORT DEVELOPMENT CANADA

By:	/s/ Yves L’Heureux

Name:	Yves L’Heureux
Title:	Senior Financial Services Manager

By:	/s/ David Guy

Name:	David B. Guy
Title:	Director, Telecom Team